Second Quarter 2026 Earnings Supplement

Forward Looking Statements and Risk Factors This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge- offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cybersecurity concerns; rapid technological developments and changes, including the use of artificial intelligence and digital assets; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our brand risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and other employees; general economic or business conditions, including the strength of regional economic conditions in our market area; ESG practices and disclosures, including climate change, hiring practices, the diversity of the work force and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses and geopolitical tensions and conflicts between nations. Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2025, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made. Non-GAAP Financial Measures In addition to traditional measures presented in accordance with GAAP, our management uses, and this information contains or references, certain non-GAAP financial measures, such as tangible book value, return on average tangible shareholders’ equity, PPNR to average assets, efficiency ratio on an FTE basis, tangible common equity to tangible assets and net interest margin on an FTE basis. We believe these non-GAAP financial measures provide information useful to investors in understanding our underlying operational performance and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although we believe that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. The non-GAAP financial measures contained within this presentation should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports on Form 10-Q and in Exhibit 99.1 of Form 8-K for S&T Bancorp, Inc. and subsidiaries. 2

3 Second Quarter Overview RETURN METRICS EARNINGS Net Income $36.6 million EPS $1.02 ROA 1.49% ROE 10.37% ROTE* 14.15% PPNR* 1.89% ACL 1.16% NCO(1) 0.05% ASSET QUALITY NPA 0.50% NIM (FTE)* 3.99% Efficiency Ratio (FTE)* 55.52% BALANCE SHEET Loan growth $99.0 million 5.0% (annualized) Deposit decline $(99.1) million (4.9)% (annualized) OTHER Dollars in millions *Non-GAAP financial measure. Refer to appendix for reconciliation of non-GAAP financial measures(1)QTD Annualized HIGHLIGHTS • Solid earnings and return metrics • EPS growth of 8.5% from 1Q26 and 22.9% from 2Q25 • ROTE* of 14.15% supported by solid earnings and share repurchases • Strong NIM (FTE)* at 3.99% • Loan growth of $99.0 million (5.0% annualized) • Customer deposits stable while brokered deposits decreased by $100.4 million • NPAs decreased $9.7 million and net charge-offs were low at $1.0 million

4 Balance Sheet Dollars in millions 2Q26 1Q26 Var $ 218 $ 339 $ (121) 1,013 1,010 3 8,058 7,959 99 8,086 8,185 (99) 275 150 125 (150) (100) (50) 0 50 100 150 Cash & Int Bear Bal Securities Loans Total Deposits Borrowings 2Q26 vs 1Q26: 2Q26 vs 1Q26 DEPOSIT CHANGES DECREASES/INCREASES • Loan growth of $99.0 million (5.0% annualized) • Customer deposits were stable in 2Q, following solid 1Q growth, with 8.0% year- to-date growth (annualized) • Brokered deposits decreased by $100.4 million in 2Q and $180.4 million year-to-date • DDA remains strong at 28% of total deposits

5 Asset Quality ACL Trend: Dollars in millions ASSET QUALITY TRENDS • ACL was stable at 1.16% compared to 1.17% at March 31, 2026 • Net loan charge-offs of only $1.0 million, or 0.05% (annualized) of total loans • NPAs decreased $9.7 million to $40.2 million, or 0.50% of total loans plus OREO % o f A verage Lo ans Net Loan Charge-offs 2Q25 3Q25 4Q25 1Q26 2Q26 $(4) $0 $4 $8 $12 $16 $20 (0.20)% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% % o f G ro ss Lo ans Allowance for Credit Losses (ACL) 2Q25 3Q25 4Q25 1Q26 2Q26 $0 $20 $40 $60 $80 $100 $120 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% (1)QTD Annualized (1) % o f Po rtfo lio Lo ans and O R EO Nonperforming Assets 2Q25 3Q25 4Q25 1Q26 2Q26 $0 $20 $40 $60 $80 0.00% 0.25% 0.50% 0.75% 1.00%

6 Net Interest Income $86.6 $89.2 $91.0 $88.4 $90.4 3.88% 3.93% 3.99% 3.92% 3.99% NII NIM (FTE)* 2Q25 3Q25 4Q25 1Q26 2Q26 (0.03)% (0.11)% (0.08)% (0.04)% 2.08% 2.05% 1.94% 1.86% 1.82% Changes in Cost of Funds Cost of Funds 2Q25 3Q25 4Q25 1Q26 2Q26 Total Cost of Funds • Strong NIM (FTE)* at 3.99% • Cost of funds declined 4 basis points due to better funding mix 0.00% Dollars in millions *Non-GAAP financial measure. Refer to appendix for reconciliation of non-GAAP financial measures

7 Noninterest Income Dollars in millions 2Q26 2Q26 vs 1Q26 2Q26 vs 2Q25 Debit and Credit Card $4.7 $0.4 $0.1 Service Charges 4.3 0.1 0.2 Investment Services and Trust 3.6 0.2 0.5 Gain on Sale of Securities 0.2 0.2 0.2 Other 2.1 0.4 0.4 Noninterest Income $14.9 $1.3 $1.4 • Customer activity higher after seasonally lower in 1Q26 • Net securities gains of $0.2 million, resulting from a $1.9 million gain on Visa Class B-2 conversion offset by a $1.7 million loss on bond portfolio repositioning

8 2Q26 2Q26 vs 1Q26 2Q26 vs 2Q25 Salaries & Benefits $32.7 $1.4 $(0.2) Data Processing 5.1 — 0.3 Occupancy 4.1 (0.5) 0.1 FF&E 3.5 — 0.2 Marketing 1.9 0.4 0.4 Other Taxes 1.8 (0.3) (0.3) Professional Services 1.3 — (0.5) FDIC 1.1 — — Other 7.2 1.0 0.6 Noninterest Expense $58.7 $2.0 $0.6 Noninterest Expense • Salaries & benefits increased primarily due to annual merit increases and higher medical costs Dollars in millions *Non-GAAP financial measure. Refer to appendix for reconciliation of non-GAAP financial measures

9 Capital Dollars in millions *Non-GAAP financial measure. Refer to appendix for reconciliation of non-GAAP financial measures TCE / TA* 11.34% 11.65% 11.46% 11.03% 10.75% 2Q25 3Q25 4Q25 1Q26 2Q26 • Actively managing capital with 1.1 million shares repurchased for $47.6 million during the quarter and 2.2 million shares repurchased year-to-date for a total of $97.2 million • $100 million new share repurchase authorization in July of 2026 (0.36)%*

2Q26 (Dollars in thousands) Return on Average Tangible Shareholders' Equity (ROTE) (non-GAAP) Net income (annualized) $146,975 Plus: amortization of intangibles (annualized), net of tax 577 Net income before amortization of intangibles (annualized) $147,552 Average total shareholders' equity $1,417,865 Less: average goodwill and other intangible assets, net of deferred tax liability (374,991) Average tangible equity (non-GAAP) $1,042,874 Return on average tangible shareholders' equity (non-GAAP) 14.15 % Return on average tangible shareholders' equity is a preferred industry profitability metric used by management, as well as investors and analysts, to measure financial performance. Pre-provision Net Revenue (PPNR)/Average Assets (non-GAAP) Income before taxes $45,464 Plus: net (gain) loss on sale of securities and VISA Class B-2 exchange (169) Plus: Provision for credit losses 1,112 Total $46,407 Total (annualized) (non-GAAP) $186,138 Average assets $9,839,963 PPNR/Average Assets (non-GAAP) 1.89 % Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses, losses (gains) on sale of securities and gain on Visa exchange. We believe this to be a preferred industry measurement to help management, as well as investors and analysts, evaluate our ability to fund credit losses or build capital. Appendix Definitions of GAAP to Non-GAAP Financial Measures 10

Appendix *Definitions of GAAP to Non-GAAP Financial Measures*

	2Q26	1Q26	4Q25	3Q25	2Q25
(Dollars in thousands)					
Tangible Common Equity (TCE)/Tangible Assets (non-GAAP)					
Total shareholders' equity	$1,403,815	$1,430,681	$1,463,877	$1,475,466	$1,445,493
Less: goodwill and other intangible assets, net of deferred tax liability	(374,915)	(375,059)	(375,202)	(375,359)	(375,522)
Tangible common equity (non-GAAP)	$1,028,900	$1,055,622	$1,088,675	$1,100,107	$1,069,971
Total assets	$9,944,013	$9,944,003	$9,870,980	$9,817,483	$9,810,069
Less: goodwill and other intangible assets, net of deferred tax liability	(374,915)	(375,059)	(375,202)	(375,359)	(375,522)
Tangible assets (non-GAAP)	$9,569,098	$9,568,944	$9,495,778	$9,442,124	$9,434,547
Tangible common equity to tangible assets (non-GAAP)	10.75 %	11.03 %	11.46 %	11.65 %	11.34 %

Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

	2Q26	1Q26	4Q25	3Q25	2Q25
Efficiency Ratio (FTE) (non-GAAP)					
Noninterest expense	$58,664	$56,707	$57,176	$56,376	$58,114
Net interest income	$90,380	$88,436	$90,960	$89,241	$86,572
Plus: taxable equivalent adjustment	584	590	605	602	590
Net interest income (FTE) (non-GAAP)	90,964	89,026	91,565	89,843	87,162
Noninterest income	14,860	13,642	14,331	13,763	13,500
Plus: net (gain) loss on sale of securities and VISA Class B-2 exchange	(169)	—	—	—	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$105,655	$102,668	$105,896	$103,606	$100,662
Efficiency ratio (FTE) (non-GAAP)	55.52 %	55.23 %	53.99 %	54.41 %	57.73 %

The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), adjusted to exclude losses (gains) on sale of securities and gain on Visa exchange. We believe the FTE basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

	2Q26	1Q26	4Q25	3Q25	2Q25
Net Interest Margin (NIM) (FTE) (non-GAAP)					
Interest income and dividend income	$128,059	$126,333	$131,113	$131,623	$128,906
Less: interest expense	(37,679)	(37,897)	(40,153)	(42,382)	(42,334)
Net interest income	90,380	88,436	90,960	89,241	86,572
Plus: taxable equivalent adjustment	584	590	605	602	590
Net interest income (FTE) (non-GAAP)	$90,964	$89,026	$91,565	$89,843	$87,162
Net interest income (FTE) (annualized)	$364,856	$361,050	$363,274	$356,442	$349,606
Average interest-earning assets	$9,145,877	$9,172,481	$9,115,453	$9,100,239	$9,012,011
Net interest margin (FTE) (non-GAAP)	3.99 %	3.92 %	3.99 %	3.93 %	3.88 %

The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

11

Second Quarter 2026 Earnings Supplement